CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-248604 on Form S-6 of our report dated October 7, 2020, relating to the financial statement of FT 8961, comprising S&P International Dividend Aristocrats Port. 4Q '20 (S&P International Dividend Aristocrats Portfolio, 4th Quarter 2020 Series), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

October 7, 2020